UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: May 30, 2007
(Date of earliest event reported)
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12488 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	77075-1180 (Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
On May 30, 2007, Powell Industries, Inc. (NASDAQ: POWL) held a conference call to discuss the results of its fiscal 2007 second quarter ended March 31, 2007, as reflected in the attached press release dated May 30, 2007 released earlier that day. The Company changed its fiscal year end from October 31 to September 30 effective September 30, 2006. Prior year financial statements have not been restated to conform to the new fiscal year as the Company’s operations do not fluctuate on a seasonal basis and the change in fiscal year end is only 31 days. A replay of the Company’s audio webcast can be accessed through the “Investor Relations/Events” tab at www.powellind.com. The webcast and the press release contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, the Company is subject to certain risk factors, including but not limited to competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. The information in this Current Report is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. Pursuant to general instruction B.2. of Form 8-K, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.
Item 9.01 —Exhibits
On May 30, 2007, the Company announced results for its fiscal 2007 second quarter ended March 31, 2007. A copy of the press release announcing the results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
(c) Exhibits:

Exhibit
Number	Description

99.1	Press Release dated May 30, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: May 31, 2007	By:	/s/ DON R. MADISON
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 30, 2007